UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 29, 2021
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Fourth Amended and Restated Loan Agreement
On April 29, 2021, the Company amended its existing credit facility with U.S. Bank National Association as agent for the lenders, and U.S. Bank National Association; Ally Bank; American Honda Finance Corporation; Bank of America, N.A.; BMO Harris Bank, N.A.; BMW Financial Services NA, LLC; Capital One National Association; Hyundai Capital America; JPMorgan Chase Bank, N.A.; Manufacturers and Traders Trust Corporation; Mercedes-Benz Financial Services USA LLC; Nissan Motor Acceptance Corporation, LLC; PNC Bank, National Association; Santander Bank, N.A.; TD Bank, N.A.; The Huntington National Bank; Toyota Motor Credit Corporation; Truist Bank; VW Credit, Inc.; and Wells Fargo Bank, National Association, as lenders (the “Lenders”), pursuant to a Fourth Amended and Restated Loan Agreement (the “Loan Agreement”).

Among other changes, the Loan Agreement:
    •    increases the total financing commitment from $2.8 billion to $3.75 billion (which may be further expanded, subject to lender approval and the satisfaction of other conditions, up to a total of $4.25 billion);
    •    extends the expiration date of the credit facility to April 29, 2026 (additionally includes 1-year extension options available annually subject to lender threshold consent and the satisfaction of other conditions);

Under the Loan Agreement, the initial allocation of the financing commitment is for up to $336 million in used vehicle inventory floorplan financing, up to $434 million in revolving financing for general corporate purposes, including acquisitions and working capital, up to $2.88 billion in new vehicle inventory floorplan financing, and up to $100 million in service loaner vehicle floorplan financing. The Loan Agreement permits certain reallocations of the financing commitments provided that, among other requirements, each of the aggregate used vehicle floorplan commitment and the aggregate revolving loan commitment may not be more than 20.0% of the amount of the aggregate commitment, and the aggregate service loaner vehicle floorplan commitment may not be more than 3.0% of the amount of the aggregate commitment.

A copy of the Loan Agreement is set forth as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The description of the Loan Agreement in this report is only a summary and is qualified in its entirety by reference to the actual terms of the Loan Agreement.

The Lenders and their affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amended and Restated Loan Agreement, dated April 29, 2021, among Lithia Motors, Inc., the subsidiaries of Lithia Motors, Inc. listed on the signature pages of the agreement or that thereafter become borrowers thereunder, the lenders party thereto from time to time, and U.S. Bank National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 4, 2021		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer